ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070646939-86
	Filing Date and Time 09/21/2007 1:50 PM
	Entity Number E0427292005-7

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

VB TRADE, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

Common 100,000,000, par value $0.00010
Preferred 10,000,000, par value $0.00100

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common 6,500,000,000, par value $0.00010
Preferred 10,000,000, par value $0.00100

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Each issued and outstanding share of common stock shall be forward spit a the rate of 1:65 so that 65 post split shares of common stock shall be issued in exchange for each pre-split and outstanding share of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Stockholders of fractional shares shall be entitled to receive one whole share in respect of such fraction of a share

7. Effective date of filing (optional): October 5, 2007
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] Interim CEO, VP and Director
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.